Exhibit 99.1

PRESS RELEASE

DigitalGlobe Reports Second Quarter 2017 Results

Revenue up 28.6% to $225.7 Million

Net Income of $2.7 Million and Adjusted EBITDA of $104.1 Million

Revises 2017 Full Year Guidance

Due to the Company’s pending combination with MacDonald, Dettwiler and Associates Ltd. (“MDA”), the Company will not conduct an earnings call but has provided supplementary information on the Company’s  Investor Relations Website

Westminster, Colo.,  July 20, 2017 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth observation and advanced geospatial solutions, today reported financial results for the second quarter ended June 30, 2017.

Second Quarter Financial Summary:

•	Grew total revenue 28.6% driven by our acquisition of The Radiant Group and strong performance in both U.S. government and diversified commercial.
•	Grew U.S. government revenue $37.6 million, or 33.6%, primarily as a result of contracts obtained through our acquisition of The Radiant Group.
•

Grew diversified commercial revenue $12.6 million, or 19.8%, as demand for capacity on WorldView‑4 and timing of access minute consumption fueled a 29.1% increase in DAP revenue, while increased deliveries to civil government customers and demand for our Global Basemap product suite contributed to 12.3% growth in our other diversified commercial business.

•

Net income of  $2.7 million declined $9.5 million primarily due to incremental depreciation as a result of placing Worldview‑4 in service in the first quarter 2017, lower capitalized interest, and merger costs.

•	Net income margin was 1.2%.
•	Adjusted EBITDA was $104.1 million, up 9.2%.
•

Adjusted EBITDA margin declined to 46.1% year over year, primarily due to the growth in lower margin services business and increased costs for operating WorldView‑4, while Adjusted EBITDA margin increased 58 bps from the previous quarter.

•

Net cash flows from operations decreased 48.8% to $46.7 million due to timing of payments received on accounts receivable from certain DAP and Services customers, increased costs for WorldView‑4,  and merger costs.

•	Free cash flow decreased to $31.8 million from $44.0 million.

Recent Highlights:

•	The Company continues to expect the merger with MDA to close in or shortly after the third quarter of 2017.
•

Selected Space Systems Loral to build DigitalGlobe’s next-generation WorldView Legion constellation which will replace WorldView‑1, WorldView‑2, and GeoEye‑1 and double DigitalGlobe’s capacity to collect 30 cm and multi-spectral imagery starting in 2020.

•	Announced that the National Geospatial-Intelligence Agency notified us of their intent to exercise the option for the 8th year of the EnhancedView SLA.
•	Converted an existing LOI with a new DAP customer who is a U.S. mission partner to a multi-million dollar annual subscription contract.

“We are pleased to have delivered another strong quarter with double digit organic growth in DAP, commercial, platform and services,” said Jeffrey R. Tarr, DigitalGlobe CEO.  “I am grateful to our teams around the world who continue to serve our customers and execute our strategy as we prepare for a successful combination with MDA.”

Revised 2017 Revenue and Adjusted EBITDA Outlook:

•	Revenue in a range of $850 million to $875 million.
•	Adjusted EBITDA in a range of $385 million to $400 million, with full year contribution from Radiant reducing overall EBITDA margins by approximately 700 basis points.
•	Capital expenditures of approximately $100 million.(1)

(1)	Excludes capitalized interest and tenant improvements

We have not provided a reconciliation of our Adjusted EBITDA outlook to forward-looking net income, the comparable U.S. GAAP financial measure, because it is difficult to reasonably provide a forward-looking estimate of the reconciling items between such non-U.S. GAAP forward-looking measure and the comparable forward-looking U.S. GAAP measure. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted. The nature of the assets under construction, timing of capital expenditures and uncertainty of timing of placing assets in service impact certain components of net income and our ability to reasonably predict net income.  These items include income tax expense, interest expense and depreciation.  Accordingly, a reconciliation to the comparable forward-looking U.S. GAAP measure is not available within a reasonable range of predictability.

Supplemental Information:

Supplemental earnings materials, including conference call slides, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a global leader in Earth imagery and information about our changing planet, with unique capabilities that enable users to analyze and extract information from imagery at global scale. Sourced from its own advanced satellite constellation and third-party providers, DigitalGlobe’s imagery solutions and other services provide customers with accurate and mission-critical information about our changing planet, and support a wide variety of uses, including mission-planning, mapping and analysis, environmental monitoring, oil and gas exploration, and infrastructure management. Additionally, more than one thousand developers are building new applications and machine learning algorithms on DigitalGlobe’s Geospatial Big Data platform and in the Company’s recently expanded Services business. Each day users depend on DigitalGlobe to better understand our changing planet in order to save lives, resources and time.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information included in this press release constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws, including the Private Securities Litigation Reform Act of 1995. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Such forward-looking statements include, but are not limited to, statements as to MDA’s and DigitalGlobe’s managements’ expectations with respect to: the combined company’s plans, objectives, expectations and intentions; the ability of DigitalGlobe and MDA to obtain the requisite regulatory approvals and satisfy the remaining conditions to closing; the anticipated timing for the closing of the merger; and other statements that are not historical facts.

Forward-looking statements in this press release are based on certain key expectations and assumptions made by MDA and DigitalGlobe, including expectations and assumptions concerning: the receipt, in a timely manner, of regulatory, stock exchange, shareholder and other third party approvals in respect of the transaction; satisfaction of other closing conditions; consummation of financing related to the transaction; and the belief that the merger poses no threat to the national security of the United States. Although management of MDA and DigitalGlobe believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because MDA and DigitalGlobe can give no assurance that they will prove to be correct.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this press release. Some of the key risks and uncertainties include, but are not limited to: changes in government priorities, mandates, policies, funding levels, contracts and regulations, including the grant and maintenance of security clearances, loss or reduction in scope of any of our primary contracts, or decisions by customers not to exercise renewal options; growth in the businesses of our customers and the ability of our customers to develop new services; inherent risks of performance on firm fixed price construction contracts and termination of contracts by customers for convenience; decrease in demand for our products and services; failure to maintain technological advances and offer new products to retain customers and market position; reliance on a limited number of vendors to provide certain key products or services to us; breach of our system security measures or loss of our secure facility clearance and accreditation; the loss or damage to any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; potential for product liability or the occurrence of defects in products or systems and resulting loss of revenue and harm to our reputation; detrimental reliance on third parties for data; interruption or failure of our ground systems and other infrastructure; increased competition that may reduce our market share or cause us to lower our prices; changes in political or economic conditions, including fluctuations in the value of foreign currencies, interest rates, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions; our ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; potential for work stoppages; failure to obtain or maintain required regulatory approvals and li-censes; failure to comply with environmental regulations; and changes in U.S., Canadian or foreign law or regulation that may limit our ability to distribute our products and services. There are also risks that are inherent in the nature of the pending merger transaction, including: failure to realize anticipated synergies or cost savings; risks regarding the integration of the two companies; and failure to obtain any required regulatory and other approvals (or to do so in a timely manner). The anticipated timeline for completion of the transaction may change for a number of reasons, including the inability to secure necessary regulatory, stock exchange or other approvals in the time assumed or the need for additional time to satisfy the conditions to the completion of the transaction. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements contained in this press release concerning the timing of the transaction. Additional information concerning these and other risk factors can be found in MDA’s filings with Canadian securities regulatory authorities, which are available online under MDA’s profile at www.sedar.com or on MDA’s website at www.mdacorporation.com, and in DigitalGlobe’s filings with the SEC, including Item 1A of DigitalGlobe’s Annual Report on Form 10‑K for the year ended December 31, 2016.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. MDA and DigitalGlobe disclaim any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable securities legislation.

References in this filing to “DigitalGlobe,” “Company,” “we,” “us,” and “our” refer to DigitalGlobe, Inc. and its consolidated subsidiaries.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income (loss) as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure being used as a key element of our bonus incentive plan. We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations, and EBITDA facilitates comparison of our operating performance to companies in our industry.

We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. Current depreciation expense is also not indicative of the revenue generating potential of the satellites.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on these non-GAAP measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

EBITDA excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. EBITDA also excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures.

Adjusted EBITDA further adjusts EBITDA to exclude restructuring and other re-engineering charges related to specific restructuring and re-engineering actions because we do not believe these costs are indicative of the underlying operating performance of our business and our ongoing operations.  The amount and timing of these restructuring and other re-engineering costs are dependent on the size, type and status of the specific actions undertaken as part of our restructuring or re-engineering plans.

Adjusted EBITDA also excludes merger and integration costs, equity in earnings from joint ventures, net of tax, and the loss on early extinguishment of debt as these are non-core items that are not directly related to our primary operations. Merger costs are costs incurred to effect the Merger with MDA, such as advisory, legal, accounting, consulting and other professional fees. Integration costs consist primarily of professional fees incurred to assist us with system and process improvements associated with integrating operations as part of the Radiant acquisition. Loss on early extinguishment of debt is related to the redemption of our remaining outstanding Senior Notes in January 2017.

Free Cash Flow.  Free cash flow is defined as net cash flows provided by operating activities less Capital expenditures as disclosed in the Unaudited Condensed Consolidated Statements of Cash Flows. Free cash flow is not a recognized term under U.S. GAAP and may not be defined similarly by other companies.  Free cash flow should not be considered an alternative to “operating income (loss),” “net income (loss),” “net cash flows provided by (used in) operating activities” or any other measure determined in accordance with U.S. GAAP.  Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most comparable U.S. GAAP measure — “net cash flows provided by (used in) operating activities” because it provides information about the amount of cash generated before acquisitions of businesses that is then available to repay debt obligations, make investments, fund acquisitions, and for certain other activities.  There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

Performance against key metrics:

	For the three months ended
	June 30,
($ in millions)	2017	2016
Revenue	$225.7	$175.5
Net income	$2.7	$12.2
Net income margin	1.2%	7.0%
Adjusted EBITDA	$104.1	$95.3
Adjusted EBITDA margin	46.1%	54.3%
Net cash flows provided by operating activities	$46.7	$91.2
Free cash flow	$31.8	$44.0

Net income margin is calculated by dividing net income by U.S. GAAP revenue.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions, except per share data)	2017	2016	2017	2016
Revenue	$225.7	$175.5	$435.4	$350.9
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	69.7	38.1	131.0	72.6
Selling, general and administrative	54.0	42.8	117.1	89.2
Depreciation and amortization	86.3	66.9	165.8	137.9
Restructuring charges	0.3	1.6	0.6	4.5
Income from operations	15.4	26.1	20.9	46.7
Interest expense, net	(13.3)	(4.7)	(22.8)	(9.8)
Loss from early extinguishment of debt	—	—	(0.5)	—
Income (loss) before income taxes	2.1	21.4	(2.4)	36.9
Income tax (expense) benefit	(0.2)	(7.9)	2.1	(13.9)
Equity in earnings from joint ventures, net of tax	0.8	(1.3)	0.8	(2.2)
Net income	2.7	12.2	0.5	20.8
Preferred stock dividends	(1.0)	(1.0)	(2.0)	(2.0)
Net income less preferred stock dividends	1.7	11.2	(1.5)	18.8
Income allocated to participating securities	(0.1)	(0.5)	—	(0.9)
Net income (loss) available to common stockholders	$1.6	$10.7	$(1.5)	$17.9

Earnings (loss) per share:
Basic earnings (loss) per share	$0.03	$0.17	$(0.02)	$0.28
Diluted earnings (loss) per share	$0.03	$0.17	$(0.02)	$0.28
Weighted average common shares outstanding:
Basic	62.1	62.9	61.9	63.9
Diluted	63.3	63.4	61.9	64.2

DigitalGlobe, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions)	2017	2016	2017	2016
Net income	$2.7	$12.2	$0.5	$20.8
Depreciation and amortization	86.3	66.9	165.8	137.9
Interest expense, net	13.3	4.7	22.8	9.8
Income tax expense (benefit)	0.2	7.9	(2.1)	13.9
EBITDA	102.5	91.7	187.0	182.4
Merger and integration costs	2.1	—	12.3	—
Restructuring charges	0.3	1.6	0.6	4.5
Other re-engineering charges	—	0.7	—	1.6
Equity in earnings from joint ventures, net of tax	(0.8)	1.3	(0.8)	2.2
Loss from early extinguishment of debt	—	—	0.5	—
Adjusted EBITDA	$104.1	$95.3	$199.6	$190.7

DigitalGlobe, Inc.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	For the six months ended June 30,
(in millions)	2017	2016
Net cash flows provided by operating activities	$85.4	$150.7
Capital expenditures (1)	(35.8)	(85.8)
Free cash flow (2)	$49.6	$64.9

(1)	Note that capital expenditures includes capitalized interest and capital expenditures.
(2)	We modified our definition of free cash flow in the fourth quarter of fiscal year 2016. Prior period amounts have been revised to conform to the current definition.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	June 30,	December 31,
(in millions, except par value)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$107.3	$109.3
Restricted cash	3.4	2.4
Accounts receivable, net of allowance for doubtful accounts of $1.7 and $1.6, respectively	147.5	114.6
Deferred contract costs	12.5	10.3
Prepaid and other current assets	19.9	23.8
Total current assets	290.6	260.4
Property and equipment, net of accumulated depreciation of $1,544.7 and $1,387.8, respectively	1,885.6	2,002.5
Goodwill	578.1	578.1
Intangible assets, net of accumulated amortization of $47.6 and $39.0, respectively	78.4	87.0
Long-term restricted cash	8.6	4.8
Long-term deferred contract costs	48.8	49.3
Other assets	32.1	27.8
Total assets	$2,922.2	$3,009.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11.2	$15.0
Current portion of long-term debt	12.8	47.2
Deferred revenue	85.9	86.3
Other accrued liabilities	50.8	70.7
Total current liabilities	160.7	219.2
Long-term debt, net of discount and debt issuance costs	1,237.7	1,242.1
Deferred revenue, non-current	181.9	216.9
Deferred income taxes, net, non-current	119.8	124.0
Other liabilities	37.0	34.8
Total liabilities	$1,737.1	$1,837.0
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 0.08 shares authorized; 0.08 shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 77.9 shares issued and 62.3 shares outstanding at June 30, 2017 and 77.0 shares issued and 61.4 shares outstanding at December 31, 2016	0.2	0.2
Treasury stock, at cost; 15.6 shares at June 30, 2017 and December 31, 2016	(342.0)	(342.0)
Additional paid-in capital	1,527.9	1,518.3
Accumulated deficit	(1.0)	(3.6)
Total stockholders’ equity	1,185.1	1,172.9
Total liabilities and stockholders’ equity	$2,922.2	$3,009.9

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the six months ended
	June 30,
(in millions)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$0.5	$20.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	165.8	137.9
Stock-based compensation expense, net of capitalized stock-based compensation expense	12.3	8.3
Amortization of aerial image library, deferred contract costs and lease incentive	6.1	8.4
Deferred income taxes	(2.1)	14.0
Amortization of debt issuance costs, accretion of debt discount, and other	1.6	6.0
Changes in working capital:
Accounts receivable, net	(32.9)	(8.5)
Deferred contract costs	(9.1)	(8.0)
Other current and non-current assets	(0.1)	(2.4)
Accounts payable	(3.8)	5.7
Accrued liabilities	(17.5)	(4.1)
Deferred revenue	(35.4)	(27.4)
Net cash flows provided by operating activities	85.4	150.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(35.8)	(85.8)
Investment in joint venture	—	(7.5)
Net cash flows used in investing activities	(35.8)	(93.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of debt and capital lease obligations	(42.7)	(3.9)
Repurchase of common stock	—	(76.8)
Value of shares surrendered to satisfy employee tax obligations	(7.4)	(2.0)
Proceeds from exercise of stock options and other	3.3	(0.8)
Net cash flows used in financing activities	(46.8)	(83.5)
Net increase (decrease) in cash, cash equivalents and restricted cash	2.8	(26.1)
Cash, cash equivalents and restricted cash, beginning of period	116.5	134.0
Cash, cash equivalents and restricted cash, end of period	$119.3	$107.9

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $5.1 and $21.8, respectively	21.0	7.4
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to accruals for capital expenditures, including interest, and additions to capital lease obligations	(4.0)	0.4
Non-cash preferred stock dividend accrual	(1.0)	(1.0)

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Media Contact

Edelman for DigitalGlobe

Email: DigitalGlobe@edelman.com

Investor Relations Contact

Fred Graffam

Senior Vice President, Investor Relations and Corporate Development

Phone: (303) 684‑1692

Email: ir@digitalglobe.com